UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2017

Aerpio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53057	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9987 Carver Road Cincinnati, OH 45242		0213945242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 985-1920

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Michael Rogers as Chief Financial Officer

On November 13, 2017, Aerpio Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement with Michael Rogers, pursuant to which Mr. Rogers will serve as Chief Financial Officer of the Company, effective as of November 15, 2017 (the “Commencement Date”). Mr. Rogers will succeed James Murphy as Interim Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Rogers was the chief financial officer (CFO) at Acorda Therapeutics, a biopharmaceutical company, from 2013 to 2016. Prior to Acorda Therapeutics, he was the Executive Vice President and CFO of BG Medicine from 2009 to 2012. From 1999 to 2009, Mr. Rogers was the CFO of Indevus Pharmaceuticals until the company’s sale to Endo Pharmaceuticals. He also served as CFO at Advanced Health Corporation and Autoimmune. Prior to his roles as CFO, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. Mr. Rogers received his B.A. from Union College, and an M.B.A. from the Darden School of Business at the University of Virginia. He currently serves as Chairman of the Board of Directors of Keryx Pharmaceuticals and as a member of the Board of Directors for pSivida Corp.

Mr. Rogers’ employment agreement provides for “at will” employment. Pursuant to the terms of his employment agreement, Mr. Rogers is entitled to an annual base salary of $375,000. Mr. Rogers is also eligible for an annual performance bonus targeted at 40% of his base salary. Pursuant to the terms of his employment agreement, and subject to final approval by the Board of Directors of the Company (the “Board”) on or after the Commencement Date, Mr. Rogers will also be granted a stock option to purchase a number shares of the Company’s common stock equal to 1% of the Company’s outstanding capital stock on a fully-diluted basis. To the extent permitted by applicable tax law, such options will be granted in the form of an incentive stock option pursuant to the Company’s 2017 Stock Option and Incentive Plan (the “2017 Plan”), except to the extent that Mr. Rogers directs or applicable rules and regulations require that the option be granted in whole or in part in the form of a non-qualified stock option, in which case such option or a portion thereof will be granted as a non-qualified stock option outside of the 2017 Plan as a material inducement to Mr. Rogers’ joining the Company. All such options granted to Mr. Rogers will have an exercise price per share equal to the closing price of the Company’s common stock on the OTCQB on the grant date. Such stock options will vest as to 25% of the shares underlying the stock option on the first anniversary of the commencement of Mr. Rogers’ employment with the Company and as to an additional 2.0833% of the shares underlying the stock option monthly thereafter. Mr. Rogers is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of his employment agreement, if Mr. Rogers’ employment is terminated by us without cause (as defined in his employment agreement) or by Mr. Rogers for good reason (as defined in his employment agreement), Mr. Rogers will receive any base salary through the date of termination, unpaid expense reimbursements, unused vacation accrued through the date of termination, any vested benefits under any employee benefit plan through the date of termination, and any incentive compensation for the year preceding the year in which the date of termination occurred if Mr. Rogers had been employed at the end of a calendar year. Additionally, subject to Mr. Rogers’ execution of a release of potential claims against us, Mr. Rogers will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary, (ii) a monthly cash payment for 12 months for medical and dental benefits or Mr. Rogers’ COBRA health continuation period, whichever ends earlier, and (iii) acceleration of vesting on any stock options in which Mr. Rogers would have vested if he had remained employed for an additional 12 months. However, in the event that Mr. Rogers’ employment is terminated by us without cause, or Mr. Rogers terminates his employment with us for good reason, in either case within 15 months following the occurrence of a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Mr. Rogers’ execution of a release of potential claims against us, Mr. Rogers will be entitled to receive: (i) a lump sum in cash in an amount equal to 1 times the sum of both Mr. Rogers’ base salary (as defined in his employment agreement) then in effect plus his target annual performance bonus for the year in which the termination occurs (or his target annual performance bonus in effect immediately prior to the change in control, if larger), (ii) a monthly cash payment for 12 months for medical and dental benefits or Mr. Rogers’ COBRA health continuation period, whichever ends earlier, and (iii) acceleration of vesting on any stock options.

In connection with Mr. Rogers’ appointment as Chief Financial Officer, Mr. Rogers will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 000-53057) filed with the Securities and Exchange Commission on March 17, 2017. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Rogers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers. In addition, Mr. Rogers entered into a Confidentiality and IP Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Rogers’ employment and for one year thereafter.

Mr. Rogers has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Rogers and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing description of the employment agreement with Mr. Rogers is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of November 15, 2017, by and between Aerpio Pharmaceuticals, Inc. and Michael Rogers

99.1	Press release issued by Aerpio Pharmaceuticals, Inc. on November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERPIO PHARMACEUTICALS, INC.

Date: November 14, 2017	By:	/s/ Joseph Gardner
Joseph Gardner, President and Founder